UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

GATOS SILVER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Gatos Silver, Inc. (“Gatos Silver” or the “Company”) disclosed the following as “Item 8.01. Other Events.” on Gatos Silver’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2025:

Item 8.01. Other Events.

In connection with the previously announced Agreement and Plan of Merger (the “Merger Agreement”), by and among Gatos Silver, Inc., a Delaware corporation (the “Company” or “Gatos Silver”), First Majestic Silver Corp., a British Columbia company (“First Majestic”), and Ocelot Transaction Corporation, a Delaware corporation and wholly-owned subsidiary of First Majestic, pursuant to which First Majestic will acquire all of the issued and outstanding shares of common stock of Gatos Silver (the “Merger” or the “Transaction”), First Majestic filed a registration statement on Form F-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) on October 15, 2024 and Amendment No. 1 to the Registration Statement on November 18, 2024 containing a proxy statement of Gatos Silver and a prospectus of First Majestic (as amended, the “proxy statement/prospectus”). The Registration Statement was declared effective by the SEC on December 2, 2024. On December 3, 2024, Gatos Silver filed with the SEC a definitive proxy statement (the “Proxy Statement”) with respect to the special meeting of the stockholders of Gatos Silver to be held on January 14, 2024 to, among other things, consider and vote on a proposal to approve the adoption of the Merger Agreement. In addition, on December 3, 2024, First Majestic filed with the SEC the definitive proxy statement/prospectus.

Beginning on October 25, 2024, certain purported stockholders of Gatos Silver and First Majestic sent demand letters (the “Demand Letters”) generally alleging that the Registration Statement and/or Proxy Statement misrepresents and/or omits certain allegedly material information concerning the Transaction. Gatos Silver believes that the allegations in the Demand Letters are without merit and no supplemental disclosure is required under applicable law. However, in order to avoid the risk that the purported stockholders who sent Demand Letters may seek to delay or otherwise adversely affect the implementation of the Transaction, to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Gatos Silver has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K to provide additional information to Gatos Silver stockholders. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein or in the Proxy Statement. To the contrary, Gatos Silver denies all allegations contained in the Demand Letters suggesting that any additional disclosure was or is required.

SUPPLEMENT TO THE PROXY STATEMENT

This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the Proxy Statement. All page references in the information below are to pages in the Proxy Statement. Paragraph references used herein refer to the Proxy Statement before any additions or deletions resulting from the supplemental disclosures. The information contained herein speaks only as of January 7, 2025 unless the information indicates that another date applies. New text within restated language from the Proxy Statement is highlighted with bold, underlined text and removed language within restated language from the Proxy Statement is indicated by ~~strikethrough text~~.

1.

The disclosure in the sixth paragraph of the section of the Proxy Statement entitled “NOTICE OF SPECIAL MEETING OF GATOS STOCKHOLDERS TO BE HELD ON JANUARY 14, 2025” on page 3 is hereby amended and restated in its entirety to read as follows:

The Gatos board formed a special committee of the Gatos board (which we refer to as the “Gatos Special Committee”) comprised of directors who were not and are not affiliated with Gatos’ largest stockholder, Electrum Silver US LLC, and its affiliates, and who were not and are not members of management. The Gatos Special Committee had full authority to review, consider and negotiate any potential transaction, determine whether a potential transaction was in the best interests of Gatos and its stockholders and report such recommendation to the Gatos board. The Gatos Special Committee, with the assistance of its legal advisor and independent financial advisor, considered, evaluated and negotiated the merger agreement and ultimately recommended, that the Gatos board approve and adopt the merger agreement. The Gatos Special Committee remains in place and is intended to remain in place until the closing of the transaction.

2.

The disclosure in the section of the Proxy Statement entitled “Summary—Interests of Gatos’ Directors and Executive Officers in the Transaction” is hereby supplemented to add the following after the sixth bullet point on page 40:

•	it is expected that each member of the Gatos Special Committee will receive $1,500 in compensation for each meeting of the Gatos Special Committee at which such member was in attendance;

3. The disclosure in the section of the Proxy Statement entitled “THE GATOS MERGER—Opinion of the Financial Advisor to Gatos - Opinion of BofA Securities, Inc.” from page 119 to 129 is hereby supplemented as follows:

The second full paragraph on page 123 is hereby amended and restated in its entirety as follows:

BofA Securities then applied NAV multiples of 1.00x to 1.75x derived from the selected publicly traded companies to the NAV of Gatos as of September 4, 2024, based on the Gatos management forecasts, applying a real discount rate of 5.0% per Wall Street convention, and applied calendar year 2025 estimated FCF multiples of 10.5x to 19.0x derived from the selected publicly traded companies, based on BofA Securities’ professional judgment and experience, to Gatos’ calendar year 2025 estimated FCF. Estimated financial data of the selected publicly traded companies were based on publicly available information obtained from FactSet and publicly available Wall Street research analysts’ estimates ~~other publicly available research analysts’ estimates~~ as of September 4, 2024, and estimated financial data of Gatos were based on the Gatos management forecasts. This analysis indicated the following approximate implied per share reference ranges for Gatos common stock, as compared to Gatos’ closing stock price on September 4, 2024:

The fourth full paragraph beginning on page 123 and continuing onto page 124 is hereby amended and restated in its entirety as follows:

Selected Precedent Transactions Analysis. BofA Securities reviewed, to the extent publicly available, financial information relating to the following 14 selected transactions involving companies in the precious metals mining industry:

Date Announced	Closing Date	Acquiror	Target	Transaction Value ($USB)			Price / NAV	Price / NTM OCF
• March 27, 2024	• July 12, 2024	• Alamos Gold Inc.	• Argonaut Gold Inc.	•	$0.3		• 0.69x	• 2.8x
• May 14, 2023	• November 6, 2023	• Newmont Corporation	• Newcrest Mining Limited	•	$16.5		• 1.26x	• 11.8x
• November 4, 2022	• March 31, 2023	• Pan American Silver Corp. / Agnico Eagle Mines Limited	• Yamana Gold Inc.	•	$4.8		• 1.01x	• 6.9x
• November 8, 2021	• March 9, 2022	• Newcrest Mining Limited	• Pretium Resources Inc.	•	$2.8		• 1.27x	• 8.3x
• September 28, 2021	• February 8, 2022	• Agnico Eagle Mines Limited	• Kirkland Lake Gold Ltd.	•	$10.6		• 1.54x	• 7.9x
• December 16, 2020	• April 7, 2021	• Equinox Gold Corp.	• Premier Gold Mines Limited	•	$0.5		• 0.77x1	• 7.9x1
• December 16, 2019	• March 10, 2020	• Equinox Gold Corp.	• Leagold Mining Corporation	•	$0.6		• 0.59x	• 3.4x
• November 25, 2019	• January 31, 2020	• Kirkland Lake Gold Ltd.	• Detour Gold Corp.	•	$3.7		• 1.04x	• 9.5x
• May 14, 2019	• July 19, 2019	• St Barbara Ltd.	• Atlantic Gold Corporation	•	$0.5		• 1.23x	• 10.1x
• January 14, 2019	• April 18, 2019	• Newmont Corporation	• Goldcorp Inc.	•	$10.0		• 1.17x	• 5.9x
• November 14, 2018	• February 22, 2019	• Pan American Silver Corp.	• Tahoe Resources Inc.	•	$1.3		• 0.86x	• 5.6x
• March 19, 2018	• July 23, 2018	• Hecla Mining Company	• Klondex Mines Ltd.	•	$0.5		• 1.07x2	• 5.5x2
• January 23, 2018	• May 24, 2018	• Leagold Mining Corporation	• Brio Gold Inc.	•	$0.3		• 0.64x	• 2.0x
• January 12, 2018	• May 10, 2018	• First Majestic Silver Corp.	• Primero Mining Corp.	•	$0.3	[4]	• 0.64x3	• 0.7x3
					Mean		• 1.01x	• 6.7x
					Median		• 1.04x	• 6.9x

[1]	Includes the consideration of i-80 Gold Corp. shares for Premier Gold Mines Limited shares.
[2]	Includes the consideration of Havilah Mining Corporation shares for Klondex Mines Ltd. shares.
[3]

Based on Primero Mining Corp.’s existing consensus NAV and NTM OCF, as applicable, under the then-outstanding silver stream at San Dimas, excluding the consideration and impact of First Majestic’s concurrent stream structuring with Wheaton Precious Metals.

[4]	Includes consideration to Primero shareholders as well as to Wheaton Precious Metals to restructure the then-outstanding silver stream at San Dimas.

The first full paragraph on page 125 is hereby amended and restated in its entirety as follows:

Gatos Standalone Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of Gatos to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Gatos was forecasted to generate during Gatos’ second half of fiscal year 2024 through 2038 based on the Gatos management forecasts. The cash flows were then discounted to present value as of June 30, 2024 using real discount rates ranging from 8.75% to 11.75%, which were based on an estimate of Gatos’ weighted average cost of capital derived using the capital asset pricing model, which took into account the risk-free rate, the levered beta, the applicable equity risk premium and the applicable country risk premium and then further adjusted to (x) deduct Gatos’ lease liabilities of approximately $0 million and 70% of LGJV’s lease liabilities of approximately $0 million and (y) add Gatos’ cash of approximately $82 million and 70% of LGJV’s cash of approximately $32 million. This analysis indicated the following approximate implied per share equity value reference ranges for Gatos as compared to the closing price of Gatos common stock on September 4, 2024:

The fourth paragraph on page 126 and continuing on page 127 is hereby amended and restated in its entirety as follows:

First Majestic Standalone Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of First Majestic to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that First Majestic was forecasted to generate during First Majestic’s second half of fiscal year 2024 through 2037 based on the adjusted First Majestic management forecasts. The cash flows were then discounted to present value as of June 30, 2024 using real discount rates ranging from 8.75% to 11.75%, which were based on an estimate of First Majestic’s weighted average cost of capital derived using the capital asset pricing model, which took into account the risk-free rate, the levered beta, the applicable equity risk premium and the applicable country risk premium, which was further adjusted to (x) deduct debt of approximately $250 million and (y) add cash of approximately $175 million, certain restricted cash of approximately $99 million, value of marketable securities of approximately $44 million as of September 4, 2024, the value of the Springpole Agreement dated June 11, 2020 between First Majestic and Gold Canyon Resources Inc., a wholly-owned subsidiary of First Mining Corp. of approximately $20 million, based on Wall Street research estimates as of September 4, 2024, as directed by Gatos, and the value of unmined resources at Jerritt Canyon of approximately $240 million based on the median transaction enterprise value/in-situ resource multiple of $75/oz for selected late development stage precious metal companies and an estimated 4.0 million AgEq oz of in-situ resource, net of certain holding and exploration costs, as directed by Gatos.

This analysis indicated the following approximate implied per share equity value reference ranges for First Majestic as compared to the closing price of First Majestic common shares on September 4, 2024:

The first full paragraph on page 127 is hereby amended and restated in its entirety as follows:

First Majestic Synergized Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis to calculate the estimated net present value of the after-tax cost savings, net of certain costs, that First Majestic was forecasted to generate during fiscal years 2025 through 2034 as a result of the merger. The cost savings were discounted to present value (taking into account the timing of realization of such cost savings) as of June 30, 2024, using real discount rates ranging from 8.75% to 11.75%, which were based on an estimate of First Majestic’s weighted average cost of capital derived using the capital asset pricing model, which took into account the risk-free rate, the levered beta, the applicable equity risk premium and the applicable country risk premium. This analysis indicated the following approximate implied per share equity value reference ranges for the cost savings of $0.15 to $0.17 and, when added to the Implied per Share Equity Value Reference Range for First Majestic described above under the section entitled “ —First Majestic Standalone Discounted Cash Flow Analysis”, this analysis indicated the following approximate implied per share equity value reference ranges for First Majestic as compared to the closing price of First Majestic common shares on September 4, 2024:

4.

The disclosure in the section of the Proxy Statement entitled “THE GATOS MERGER—Opinion of GenCap, Financial Advisor to the Gatos Special Committee of the Gatos Board” from page 129 to 136 is hereby supplemented as follows:

The fourth bullet point in the second full paragraph on page 130 is hereby amended and restated in its entirety to read as follows:

•

selected internal business and financial information provided by Gatos management that GenCap considered relevant, as more fully described below in the section entitled Summary of Certain Unaudited Gatos Financial Projections;

The second full paragraph on page 132 is hereby amended and restated in its entirety to read as follows:

Gatos Equity Valuation Analysis

GenCap performed an implied equity valuation analysis to compare the valuation level of the transaction relative to the unaffected market valuation of Gatos’ shares.

Gatos Equity Valuation
FDITM Shares Outstanding:	(millions)	71.8
FDITM Market Capitalization (pre-announcement):	($M)	$835
Transaction Value:	($M)	$973
Pre-announce Share Price:	($/sh)	$11.62
Transaction Share Price1:	($/sh)	$13.49
Premium to Pre-announce Share Price:	(%)	+16.1%

The transaction share price of $13.49 represented a premium of approximately 16.1% to Gatos’ share price of $11.62 prior to the announcement of the transaction.

The third full paragraph beginning on page 132 is hereby amended and restated in its entirety to read as follows:

Share Exchange Ratio Value Analysis

GenCap analyzed the implied value of the share exchange ratio being paid to Gatos stockholders relative to the implied value based on historical share prices of Gatos and First Majestic over various time periods selected.

As at September 4, 2024	Share Price First Majestic ($/sh)	Implied Value of 2.55 First Majestic Shares ($/sh)	Share Price Gatos ($/sh)	Offer Premium to Gatos (%)
Spot:	$5.29	$13.49	$11.62	+16.1%
5-Day Average: From Aug-28	$5.46	$13.93	$12.06	+15.4%
20-Day Average: From Aug-7	$5.46	$13.93	$12.02	+15.9%
30-Day Average: From Jul-24	$5.46	$13.93	$11.94	+16.6%

The offer exchange ratio of 2.55 First Majestic common shares per share of Gatos common stock represented a premium of approximately 15% – 17% to the historical share prices in the market over the above time periods shown.

The first full paragraph on page 133 is hereby amended and restated in its entirety to read as follows:

Discounted Cash Flow & Market Multiples Analysis

In order to understand the underlying fundamental value of Gatos’ assets, GenCap performed a discounted cash flow (“DCF”) analysis using the Gatos management projections set forth in the section entitled —“Summary of Certain Unaudited Gatos Financial Projections”. GenCap made certain adjustments to the inputs of the valuation model including the application of analyst consensus commodity prices (including silver prices of $27.50/oz to $29.50/oz over the subsequent four years, and a long-term price of $26.90/oz) and discount rates.

The last paragraph on page 133 is hereby amended and restated in its entirety to read as follows:

Using these selected inputs and the FDITM Shares Outstanding, GenCap calculated a Model NAV for Gatos of $8.07 per share through the DCF conducted.

The second paragraph on page 134 is hereby amended and restated in its entirety to read as follows:

If Gatos’ weighted average cost of capital (“WACC”) of 15.5% were used to determine the Model NAV, the NAV per share through the DCF conducted would be $5.44 implying a share price of $4.89 at the peer P/NAV multiple of 0.9x. The transaction premium range to ~~the~~ this implied share price level would be +175% ~~even higher than those shown~~.

The fifth paragraph on page 134 is hereby amended and restated in its entirety to read as follows:

Precedent Precious Metals Transactions

							Offer Premium:
Announce Date	Closing Date	Target	Acquirer	Primary Location	Transaction Value (US$M)	Trans. Value % of Acq.	Spot (%)	20-Day VWAP (%)
Apr-24	Jul-24	Reunion Gold	G Mining Ventures	Guyana	$595	84%	+32%	+32%
Apr-24	Aug-24	Karora Resources	Westgold Resources	Australia	$815	109%	+10%	+25%
Apr-23	Nov-23	Newcrest	Newmont	Global	$18,035	47%	+40%	+28%
Nov-22	Mar-23	Yamana Gold	PanAm & Agnico Eagle	Americas	$4,990	n.a.	+23%	+15%
Jul-22	Sep-22	55.7% Aris Gold	GCM Mining	Americas	$105	39%	+3%	(2%)
May-22	Aug-22	Nomad Royalty	Sandstorm Gold Royalties	Americas	$665	41%	+21%	+34%
Nov-21	Mar-22	Pretium	Newcrest	Canada	$2,800	17%	+23%	+29%
Nov-21	Jan-22	Golden Star Resources	Chifeng Jilong Gold	Ghana	$470	12%	+24%	+37%
Sep-21	Feb-22	Kirkland Lake	Agnico Eagle	Americas	$11,420	87%	(3%)	+2%
				Average (All):			+19%	+22%
				Median (All):			+23%	+28%
				Selected Average:			+17%	+20%
				Selected Median:			+16%	+27%

The first full paragraph on page 135 is hereby amended and restated in its entirety to read as follows:

Other Factors

In rendering its opinion, GenCap also reviewed and considered other factors, including the following (where applicable, the below information was current as of delivery of the opinion):

•	historical closing prices of shares of Gatos common stock for the 52-week period ended September 4, 2024 of $4.50 to $14.11 per share;

•	historical closing prices of shares of Gatos common stock between January 25, 2022 (date of reserves and resources overestimation press release) to September 4, 2024 of $2.23 to $14.11 per share;

•

Gatos stockholder cost of entry analysis based on the historical closing prices of shares of Gatos common stock between April 16, 2024 to September 4, 2024 of $9.41 to $14.11 per share, which refers to the time period in which the last turnover of Gatos’ public float of 46.9 million shares occurred (with a weighted average of $11.56 per share);

•

certain publicly available active Gatos equity research analyst price targets for shares of Gatos common stock ~~(discounted by 1-year at 5.0%)~~ which ranged from $10.48 to $17.14 per share when discounted by 1 year at 5.0% (the undiscounted per share price targets included $11.00 (BMO), $18.00 (CIBC), $11.00 (RBC), and $17.00 (Canaccord));

•

valuation analysis of the First Majestic common shares to be received by Gatos stockholders as merger consideration, which included an assessment of the key risks inherent in the share consideration being offered identified by Gatos management; and

•

~~trading liquidity analysis of both Gatos’ shares of common stock and First Majestic’s common shares.~~ trading liquidity analysis across active stock exchanges, both the NYSE and TSX, of Gatos’ common shares and First Majestic’s common shares, including analysis of (i) the average daily equity value traded for each of Gatos’ and First Majestic’s common shares for the 30-day period ending September 4, 2024 and (ii) the average monthly number of shares traded of First Majestic’s common shares for the 12-month period ending August 2024.

5.	The disclosure in the section of the Proxy Statement entitled “THE GATOS MERGER—Summary of Certain Unaudited Gatos Financial Projections” is hereby supplemented as follows:

The first paragraph on page 137 is hereby amended and restated in its entirety to read as follows:

In developing the projections, Gatos management applied a number of hypothetical assumptions in respect of a number of future matters that impact the projections. The projections were calculated assuming a constant foreign exchange rate of 1.30 Canadian Dollar / 1.00 US Dollar and 20.00 Mexican Pesos / 1.00 US Dollar from 2025 and thereafter. In addition, the projections were calculated assuming the following commodity price assumptions:

	Gatos Price Assumptions
Prices presented in real terms(1):	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Silver price (US$/oz)	$30.00	$28.00	$25.75	$25.00	$24.67	$24.33	$24.00	$24.00	$24.00	$24.00
Gold price (US$/oz)	$2,350	$2,200	$2,100	$2,100	$2,017	$1,933	$1,850	$1,850	$1,850	$1,850
Zinc price (US$/lb)	$1.22	$1.25	$1.27	$1.27	$1.24	$1.21	$1.18	$1.18	$1.18	$1.18
Lead price (US$/lb)	$0.95	$0.95	$1.00	$1.03	$0.99	$0.96	$0.93	$0.93	$0.93	$0.93
Copper price (US$/lb)	$4.59	$4.70	$4.42	$4.50	$4.36	$4.22	$4.08	$4.08	$4.08	$4.08

(1)	In real terms means all projections are presented on the basis of 2024 dollar terms, without accounting for monetary inflation from 2025 onwards.

The fourth paragraph on page 137 is hereby amended and restated in its entirety to read as follows:

The following table presents a summary of the Gatos projections.

	Gatos Projections for Joint Venture
	(US$ in millions, attributable and real basis(1))
Fiscal Year Ended December 31,	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Revenue	$228	$212	$186	$179	$181	$175	$164	$159	$166	$166
Operating Cash Flow(2)	$110	$107	$85	$84	$85	$81	$73	$71	$82	$90
Free Cash Flow(3)	$76	$82	$54	$63	$60	$63	$55	$58	$74	$90
Unlevered Free Cash Flow(4)	$66	$71	$41	$48	$43	$44	$34	$35	$49	$63

(1)	Real basis means all projections are presented on the basis of 2024 dollar terms, without accounting for monetary inflation from 2025 onwards.
(2)	Operating Cash Flow is net cash provided (used) by operating activities. Excludes one time and non-recurring items.
(3)	Free Cash Flow is net cash provided (used) by operating activities less capital expenditures. Excludes one time and non-recurring items.
(4)

Unlevered Free Cash Flow is net cash provided (used) by unlevered operating activities less capital expenditures. Unlevered Free Cash Flow does not represent residual cash flows available for discretionary expenditures due to the fact that the measure deducts stock-based compensation expense and does not deduct the payments required for debt service and other contractual obligations.

The first paragraph on page 138 is hereby amended and restated in its entirety to read as follows:

The following table presents a summary of the adjusted First Majestic projections (based on First Majestic management projections, which were adjusted by Gatos management and have not been reviewed, verified or approved by First Majestic).

	First Majestic Projections (US$ in millions, attributable and real basis(1))
Fiscal Year Ended December 31,	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Revenue	$694	$653	$599	$560	$530	$506	$508	$508	$509	$509
Operating Cash Flow(2)	$217	$223	$208	$176	$166	$177	$177	$184	$213	$217
Free Cash Flow(3)	$126	$128	$124	$92	$96	$111	$125	$156	$196	$217
Unlevered Free Cash Flow(4)	($11)	$126	$104	$71	$73	$86	$96	$124	$159	$175

(1)	Real basis means all projections are presented on the basis of 2024 dollar terms, without accounting for monetary inflation from 2025 onwards.
(2)	Operating Cash Flow is net cash provided (used) by operating activities. Excludes one time and non-recurring items.
(3)	Free Cash Flow is net cash provided (used) by operating activities less capital expenditures. Excludes one time and non-recurring items.
(4)

Unlevered Free Cash Flow is net cash provided (used) by unlevered operating activities less capital expenditures. Unlevered Free Cash Flow does not represent residual cash flows available for discretionary expenditures due to the fact that the measure deducts stock-based compensation expense and does not deduct the payments required for debt service and other contractual obligations.

The second paragraph on page 138 is hereby amended and restated in its entirety to read as follows:

The following table presents a summary of the combined pro forma projections.

	Combined Pro Forma Projections (US$ in millions, attributable and real basis(1))
Fiscal Year Ended December 31,	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Revenue	$922	$866	$785	$740	$711	$680	$672	$668	$675	$675
Operating Cash Flow(2)	$332	$339	$303	$270	$260	$267	$259	$264	$305	$316
Free Cash Flow(3)	$207	$219	$187	$164	$165	$183	$188	$224	$279	$316

(1)	Real basis means all projections are presented on the basis of 2024 dollar terms, without accounting for monetary inflation from 2025 onwards.
(2)

Operating Cash Flow is net cash provided (used) by operating activities. Operating Cash Flow includes potential synergies, excludes share-based payments, one time and non-recurring items and the impact of integration expenses, as projected by Gatos management.

(3)

Free Cash Flow is net cash provided (used) by operating activities less capital expenditures. Free Cash Flow includes potential synergies, excludes share-based payments, one time and non-recurring items and the impact of integration expenses, as projected by Gatos management.

6.

The disclosure in the section of the Proxy Statement entitled “THE GATOS MERGER—Interests of Gatos’ Directors and Executive Officers in the Transaction” is hereby supplemented to add the following after the section entitled “Indemnification and Insurance” on page 141:

Compensation of the Gatos Special Committee

It is expected that each member of the Gatos Special Committee will receive $1,500 in compensation for each meeting of the Gatos Special Committee at which such member was in attendance.

Important Information for Investors and Stockholders about the Transaction and Where to Find It

This current report on Form 8-K is not intended to and does not constitute an offer to buy or sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities of First Majestic or Gatos Silver or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities of First Majestic or Gatos Silver in any jurisdiction in contravention of applicable law. This current report on Form 8-K may be deemed to be soliciting material relating to the Transaction.

In connection with the Transaction between First Majestic and Gatos Silver pursuant to the Merger Agreement and subject to future developments, First Majestic filed with the SEC a registration statement on Form F-4 that includes a Proxy Statement of Gatos Silver that also constitutes a Prospectus of First Majestic (the “Proxy Statement/Prospectus”) and other documents. Each of First Majestic and Gatos Silver may also file other relevant documents with the SEC regarding the Transaction. The registration statement on Form F-4 was declared effective by the SEC on December 2, 2024. Gatos Silver filed a Proxy Statement/Prospectus with the SEC on December 3, 2024 which it commenced mailing on December 6, 2024 to its stockholders in connection with the Transaction. First Majestic filed the Information Circular in connection with the proposed Transaction with applicable Canadian securities regulatory authorities on December 10, 2024 and commenced mailing the meeting materials to its shareholders on December 10, 2024. This current report on Form 8-K is not a substitute for any registration statement, proxy statement, prospectus or other document First Majestic or Gatos Silver has filed or may file with the SEC or Canadian securities regulatory authorities in connection with the pending Transaction. INVESTORS AND SECURITY HOLDERS OF GATOS SILVER AND FIRST MAJESTIC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND MANAGEMENT PROXY CIRCULAR, RESPECTIVELY, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORY AUTHORITIES AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST MAJESTIC, GATOS SILVER, THE TRANSACTION AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the Proxy Statement/Prospectus, the filings with the SEC that are and will be incorporated by reference into the Proxy Statement/Prospectus and other documents filed with the SEC by First Majestic and Gatos Silver containing important information about First Majestic or Gatos Silver and the Transaction through the website maintained by the SEC at www.sec.gov. Investors are also able to obtain free copies of the management proxy circular and other documents filed with Canadian securities regulatory authorities by First Majestic, through the website maintained by the Canadian Securities Administrators at www.sedarplus.com. In addition, investors and security holders are able to obtain free copies of the documents filed by First Majestic with the SEC and Canadian securities regulatory authorities on First Majestic’s website at www.firstmajestic.com or by contacting First Majestic’s investor relations team. Copies of the documents filed with the SEC by Gatos Silver are available free of charge on Gatos Silver’s website or by contacting Gatos Silver’s investor relations team.

Participants in the Merger Solicitation

First Majestic, Gatos Silver and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed Transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of First Majestic and the stockholders of Gatos Silver in connection with the Transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement/Prospectus described above and other relevant documents filed with the SEC and Canadian securities regulatory authorities in connection with the Transaction. Additional information regarding First Majestic’s directors and executive officers is also included in First Majestic’s Notice of Annual Meeting of Shareholders and 2024 Proxy Statement, which was filed with the SEC and Canadian securities regulatory authorities on April 15, 2024, and information regarding Gatos Silver’s directors and executive officers is also included in Gatos Silver’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 20, 2024, as amended by Amendment No. 1 to such annual report filed with the SEC on May 6, 2024 and Gatos Silver’s 2024 Proxy Statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2024. These documents are available free of charge as described above.

Cautionary Note Regarding Forward Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” under applicable Canadian securities laws (collectively, “forward-looking statements”). These statements relate to future events of First Majestic and/or Gatos Silver that are based on assumptions of management of First Majestic and/or Gatos Silver made in good faith in light of management’s experience and perception of future developments. Forward-looking statements in this current report on Form 8-K include, but are not limited to, statements with respect to: the pending Transaction, including its expected benefits and estimates of financial projections; the timing and consummation of the Transaction, including the timing and receipt of required shareholder and other approvals; and satisfaction of the other customary conditions to completion of the Transaction. Assumptions may prove to be incorrect and actual results may differ materially from those anticipated. Consequently, guidance cannot be guaranteed. As such, investors are cautioned not to place undue reliance upon guidance and forward-looking statements as there can be no assurance that the plans, assumptions or expectations upon which they are placed will occur.

Actual results may vary from forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to materially differ from those expressed or implied by such forward-looking statements, including but not limited to those factors discussed in (a) the section entitled “Description of the Business - Risk Factors” in First Majestic’s most recently filed Annual Information Form, available under its profile on SEDAR+ at www.sedarplus.com, and as an exhibit to its most recently filed Form 40-F available on EDGAR at www.sec.gov/edgar or on First Majestic’s website and (b) the Gatos Silver’s Annual Report on Form 10-K for the year ended December 31, 2023, available on EDGAR at www.sec.gov/edgar or on Gatos Silver’s website. First Majestic is not affirming or adopting any statements or reports attributed to Gatos Silver in this current report on Form 8-K or made by Gatos Silver outside of this current report on Form 8-K. Gatos Silver is not affirming or adopting any statements or reports attributed to First Majestic in this current report on Form 8-K or made by First Majestic outside of this current report on Form 8-K. Although First Majestic and Gatos Silver have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.

First Majestic and Gatos Silver believe that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included herein should not be unduly relied upon. These statements speak only as of the date hereof. First Majestic and Gatos Silver do not intend, and do not assume any obligation, to update these forward-looking statements or forward-looking information, except as required by applicable laws.